SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 29, 2012 (July 5, 2012)

NEDAK Ethanol, LLC
(Exact Name of registrant as specified in its charter)

NEBRASKA	333-130343	20-0568230
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

87590 Hillcrest Road, P.O. Box 391, Atkinson, Nebraska		68713
(Address of Principal Executive Offices)		(Zip Code)

(402) 925-5570
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

NEDAK Ethanol, LLC (the “Company”) is a party to a Loan Agreement dated June 19, 2007 (the “Original TIF Loan Agreement”) with Arbor Bank (the “TIF Lender”) as amended and supplemented by that certain First Amendment to Loan Agreement between the Company and the TIF Lender dated December 31, 2011 (the “First Amendment” and together with the Original TIF Loan Agreement and the Amended and Restated Promissory Note (the “Restated Note”) issued December 31, 2011 pursuant to the First Amendment, the “TIF Loan Documents”).  As previously disclosed by the Company, on June 11, 2012, the Company provided the TIF Lender with written notice of an occurrence of an event of default under the TIF Loan Documents (the “Company Default Notice”) as required under the terms of the TIF Loan Documents.

On June 29, 2012, the Company received a notice of continuing default and a demand for payment from the TIF Lender (the “Lender Notice”) in response to its receipt of the Company Default Notice.  The Lender Notice acknowledged receipt of the Company Default Notice and the defaults referenced therein and alleged additional events of default had occurred relating to the Company’s inability to pay its debts as they become due and its inability to make payments due under the TIF Loan Documents and as required under the Tax Escrow Agreement dated January 23, 2012 between the Company and First National Bank of Omaha (collectively, the “Existing Defaults”).  Pursuant to the Lender Notice, as a result of the Existing Defaults, the TIF Lender has made a demand for the immediate cure of the Existing Defaults and for the full and complete performance of its obligations under the TIF Loan Documents.

The TIF Lender advised the Company that it intends to exercise its remedies under the TIF Loan Documents and take such action as may be necessary or desirable under the circumstances to protect its interest in the collateral and to enforce the Company’s obligations under the TIF Loan Documents.  The TIF Lender also specifically reserved all rights, remedies, powers and privileges afforded under the TIF Loan Documents and those available at law.

Notwithstanding the foregoing, pursuant to the terms of an Intercreditor Agreement dated December 31, 2011 between  AgCountry Farm Credit Services, FLCA (the “Senior Lender”) and the TIF Lender, until such time as the Company’s obligations under the credit agreement between the Company and the Senior Lender have been paid in full and the Senior Lender has no commitment to make further loans to the Company, the TIF Lender may not take any action to collect any indebtedness under the TIF Loan Documents or exercise any remedies against the Company or the collateral in connection with the Company’s defaults, including its failure to make monthly payments to the tax escrow account established pursuant to the Tax Escrow Agreement (a “TIF Payment Default”) for 165 days from: (i) the date the Senior Lender has accelerated the indebtedness under the credit agreement between the Company and the Senior Lender and is pursuing foreclosure of its liens with respect to the collateral, or (ii) the date of the TIF Payment Default.  Under the terms of the Intercreditor Agreement, in the event of the commencement of an insolvency proceeding to which the Company is a party, the TIF Lender will then have the right to accelerate payment of the indebtedness under the TIF Loan Documents and file a proof of claim and otherwise participate in such proceeding.

Although the TIF Lender stated that it is willing to negotiate a mutually agreeable solution with the Company and other interested parties, there can be no assurance that the Company and the TIF Lender will arrive at any agreement (either oral or written) regarding forbearance, waiver of the Existing Defaults, modifications to the TIF Loan Documents or otherwise reach a satisfactory agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEDAK ETHANOL, LLC

Date: July 5, 2012	By:	/s/ Jerome Fagerland
Jerome Fagerland
President and General Manager